As filed with the Securities and Exchange Commission on June 23, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

____________________

Nevada	23-3023677
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

75 S. Clinton Ave., Suite 510

Rochester, NY 14604

(Address of Principal Executive Offices) (Zip Code)

____________________

VerifyMe, Inc. 2020 Equity Incentive Plan

(Full title of the plan)

____________________

Patrick White

Chief Executive Officer

VerifyMe, Inc.

75 S. Clinton Ave., Suite 510

Rochester, NY 14604

(585) 736-9400

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Alexander R. McClean, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604

(585) 232-6500

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

VerifyMe, Inc. (the “Company”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 1,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), under the VerifyMe, Inc. 2020 Equity Incentive Plan, as amended (the “Plan”). A previously filed registration statement on Form S-8 is effective for the Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-249520) filed by the Company on October 16, 2020, including all attachments and exhibits thereto, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated by reference herein (except for portions thereof furnished or otherwise not filed with the SEC pursuant to Items 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K, which are deemed not to be incorporated by reference into this Registration Statement):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 14, 2022.

●	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 11, 2022.

●	Our Current Reports on Form 8-K filed with the SEC on February 22, 2022, April 11, 2022, April 18, 2022, April 26, 2022, and June 15, 2022.

●	The description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on June 16, 2020, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the effective date of this Registration Statement (except for the portions thereof furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Certificate of Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 22, 2020)

4.2	Amended and Restated Bylaws of VerifyMe, Inc., as amended through July 24, 2020 (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 29, 2020)

4.3	The description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on June 16, 2020, and any amendment or report filed for the purpose of updating such description.

4.4	VerifyMe, Inc. 2020 Equity Incentive Plan (incorporated herein by reference from Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (File No. 333-249520) filed on October 16, 2020)

4.5*	First Amendment to the VerifyMe, Inc. 2020 Equity Incentive Plan

5.1*	Opinion of Harter Secrest & Emery LLP

23.1*	Consent of MaloneBailey, LLP, independent registered public accounting firm

23.2*	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on June 23, 2022.

VERIFYME, INC.

By:	/s/ Patrick White
Patrick White
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Patrick White and Margaret Gezerlis, each of them acting individually, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and otherwise), and any other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick White	Chief Executive Officer and Director	June 23, 2022
Patrick White	(Principal Executive Officer)

/s/ Margaret Gezerlis	Executive Vice President and Chief Financial Officer	June 23, 2022
Margaret Gezerlis	(Principal Financial Officer and Principal Accounting Officer)

/s/ Scott Greenberg	Executive Chairman of the Board	June 23, 2022
Scott Greenberg

/s/ Marshall Geller	Vice Chairman	June 23, 2022
Marshall Geller

/s/ Chris Gardner	Director	June 23, 2022
Chris Gardner

/s/ Howard Goldberg	Director	June 23, 2022
Howard Goldberg

/s/ Arthur Laffer	Director	June 23, 2022
Arthur Laffer

/s/ Adam H. Stedham	Director	June 23, 2022
Adam Stedham